Exhibit 4.1
FOURTH SUPPLEMENTAL INDENTURE
          FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Senior Subordinated Notes Supplemental Indenture”), dated as of October 2, 2007, among R.H. Donnelley Inc., a Delaware corporation (“Donnelley”), the Guarantors signatory hereto (the “Guarantors”) and The Bank of New York, as trustee under the Senior Subordinated Notes Indenture referred to below (the “Trustee”).
W I T N E S S E T H :
          WHEREAS, Donnelley, the guarantors party thereto and the Trustee have entered into a Supplemental Indenture, dated as of January 3, 2003 (the “First Senior Subordinated Notes Supplemental Indenture”), a Second Supplemental Indenture, dated as of January 9, 2004 (the “Second Senior Subordinated Notes Supplemental Indenture”), and a Third Supplemental Indenture, dated September 1, 2004 (the “Third Senior Subordinated Notes Supplemental Indenture”), relating to the Indenture, dated as of December 3, 2002 (as heretofore amended and supplemented, the “Senior Subordinated Notes Indenture”), by and between Donnelley (as successor in interest to R.H. Donnelley Finance Corporation I) and the Trustee, which provided for the issuance of the 10-7/8% Senior Subordinated Notes due 2012 (the “Securities”);
          WHEREAS, Donnelley desires and has requested the Trustee to join with Donnelley and the Guarantors in the execution and delivery of this Fourth Senior Subordinated Notes Supplemental Indenture for the purpose of amending the Senior Subordinated Notes Indenture in order to eliminate certain covenants and modify or eliminate certain related provisions;
          WHEREAS, Section 8.02 of the Senior Subordinated Notes Indenture provides that a supplemental indenture may be entered into by Donnelley, the Guarantors and the Trustee to change certain provisions of the Senior Subordinated Notes Indenture or modify certain rights of the Holders with the consent of registered Holders at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) and with the authorization by a resolution of the Board of Directors of Donnelley;
          WHEREAS, pursuant to a solicitation by Donnelley, consents to the amendments to the Senior Subordinated Notes Indenture, which will eliminate certain covenants and modify or eliminate certain related provisions pursuant to this Fourth Senior Subordinated Notes Supplemental Indenture, of Holders of at least a majority in aggregate principal amount of the Securities then outstanding have been received;
          WHEREAS, the execution of this Fourth Senior Subordinated Notes Supplemental Indenture has been duly approved and authorized by the Board of Directors of Donnelley and the Guarantors and all other necessary corporate, limited liability company or partnership action, as applicable, on the part of Donnelley and the Guarantors; and
          WHEREAS, Donnelley has furnished, or caused to be furnished, to the Trustee, and the Trustee has received, Officers’ Certificates and an Opinion of Counsel stating, among other things, that this Fourth Senior Subordinated Notes Supplemental Indenture is authorized or permitted by the Senior Subordinated Notes Indenture.
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Donnelley, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE 1
Agreement
          Section 1.1 Definitions. Capitalized terms used but not otherwise defined in this Fourth Senior Subordinated Notes Supplemental Indenture have the meanings ascribed thereto in the Senior Subordinated Notes Indenture.
          Section 1.2 Amendments to the Senior Subordinated Notes Indenture.
          (a) SECTION 4.03 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”

          (b) SECTION 4.04 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (c) SECTION 4.06 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (d) SECTION 4.07 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (e) SECTION 4.08 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (f) SECTION 4.09 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (g) SECTION 4.10 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (h) SECTION 4.11 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (i) SECTION 4.12 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (j) SECTION 4.13 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (k) SECTION 4.14 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (l) SECTION 4.15 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (m) SECTION 4.16 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (n) SECTION 4.17 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (o) SECTION 4.18 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”

          (p) SECTION 4.19 of ARTICLE FOUR of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (q) SECTION 5.01 of ARTICLE FIVE of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (r) SECTION 5.02 of ARTICLE FIVE of the Senior Subordinated Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Subordinated Notes Indenture, and replacing it with the following: “Intentionally omitted.”
          (s) Any defined terms present in the Senior Subordinated Notes Indenture, but no longer used as a result of the amendments made by this Fourth Senior Subordinated Notes Supplemental Indenture are hereby eliminated. The definition of any defined term used in the Senior Subordinated Notes Indenture, where such definition is set forth in any of the sections or subsections that are eliminated by this Fourth Senior Subordinated Notes Supplemental Indenture and the term it defines is still used in the Senior Subordinated Notes Indenture after the amendments hereby become effective, shall be deemed to become part of, and defined in, Section 1.01 of the Senior Subordinated Notes Indenture. Such defined terms are to be in alphanumeric order within Section 1.01 of the Senior Subordinated Notes Indenture.
ARTICLE 2
Miscellaneous
          Section 2.1 Effect and Operation of Fourth Senior Subordinated Notes Supplemental Indenture. This Fourth Senior Subordinated Notes Supplemental Indenture shall be effective and binding immediately upon its execution and thereupon this Fourth Senior Subordinated Notes Supplemental Indenture shall form a part of the Senior Subordinated Notes Indenture for all purposes, and every Security heretofore or hereafter authenticated and delivered under the Senior Subordinated Notes Indenture shall be bound hereby, but, notwithstanding anything in the Senior Subordinated Notes Indenture or this Fourth Senior Subordinated Notes Supplemental Indenture to the contrary, this Fourth Senior Subordinated Notes Supplemental Indenture shall not be operative until (i) after the Expiration Time (as defined in Donnelley’s Offer to Purchase and Consent Solicitation Statement, dated September 18, 2007 (the “Statement”)) and (ii) Donnelley has notified the Trustee that the applicable conditions set forth in the Statement have been satisfied or waived. If the Offer is terminated or withdrawn, the Company does not notify the Trustee after the Expiration Time or the Securities are not accepted for payment after the Expiration Time for any reason, this Fourth Senior Subordinated Notes Supplemental Indenture will not become operative.
          Section 2.2 Senior Subordinated Notes Indenture, First Senior Subordinated Notes Supplemental Indenture, Second Senior Subordinated Notes Supplemental Indenture and Third Senior Subordinated Supplemental Indenture Remain in Full Force and Effect. Except as supplemented hereby, all provisions in the Senior Subordinated Notes Indenture, the First Senior Subordinated Notes Supplemental Indenture, the Second Senior Subordinated Notes Supplemental Indenture and the Third Senior Subordinated Supplement Indenture shall remain in full force and effect.
          Section 2.3 Senior Subordinated Notes Indenture, First Senior Subordinated Notes Supplemental Indenture, Second Senior Subordinated Notes Supplemental Indenture, Third Senior Subordinated Notes Supplemental Indenture and Fourth Senior Subordinated Notes Supplemental Indenture Construed Together. This Fourth Senior Subordinated Notes Supplemental Indenture is an indenture supplemental to the Senior Subordinated Notes Indenture, the First Senior Subordinated Notes Supplemental Indenture, the Second Senior Subordinated Notes Supplemental Indenture and the Third Senior Subordinated Notes Indenture, and the Senior Subordinated Notes Indenture, the First Senior Subordinated Notes Supplemental Indenture, the Second Senior Subordinated Notes Supplemental Indenture, the Third Senior Subordinated Notes Supplemental Indenture and this Fourth Senior Subordinated Notes Supplemental Indenture shall henceforth be read and construed together.
          Section 2.4 Confirmation and Preservation of Senior Subordinated Notes Indenture. The Senior Subordinated Notes Indenture, the First Senior Subordinated Notes Supplemental Indenture, the Second Senior

Subordinated Notes Supplemental Indenture, and the Third Senior Subordinated Notes Supplemental Indenture as supplemented by this Fourth Senior Subordinated Notes Supplemental Indenture, are in all respects confirmed and preserved.
          Section 2.5 Conflict with Trust Indenture Act. If any provision of this Fourth Senior Subordinated Notes Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required or deemed under the TIA to be part of and govern any provision of this Fourth Senior Subordinated Notes Supplemental Indenture, such provision of the TIA shall control. If any provision of this Fourth Senior Subordinated Notes Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Senior Subordinated Notes Indenture, the First Senior Subordinated Notes Supplemental Indenture, the Second Senior Subordinated Notes Supplemental Indenture and the Third Senior Subordinated Notes Supplemental Indenture as so modified or to be excluded by this Fourth Senior Subordinated Notes Supplemental Indenture, as the case may be.
          Section 2.6 Severability. In case any provision in this Fourth Senior Subordinated Notes Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 2.7 Benefits of Fourth Senior Subordinated Notes Supplemental Indenture. Nothing in this Fourth Senior Subordinated Notes Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Senior Subordinated Notes Indenture, the First Senior Subordinated Notes Supplemental Indenture, the Second Senior Subordinated Notes Supplemental Indenture, the Third Senior Subordinated Notes Supplemental Indenture, this Fourth Senior Subordinated Notes Supplemental Indenture or the Securities.
          Section 2.8 Successors. All agreements of Donnelley and the Guarantors in this Fourth Senior Subordinated Notes Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Fourth Senior Subordinated Notes Supplemental Indenture shall bind its successors.
          Section 2.9 Certain Duties and Responsibilities of the Trustee. In entering into this Fourth Senior Subordinated Notes Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Senior Subordinated Notes Indenture, the First Senior Subordinated Notes Supplemental Indenture, the Second Subordinated Notes Supplemental Indenture, the Third Senior Subordinated Notes Supplemental Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.
          Section 2.10 Governing Law. This Fourth Senior Subordinated Notes Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
          Section 2.11 Multiple Originals. The parties may sign any number of copies of this Fourth Senior Subordinated Notes Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          Section 2.12 Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          Section 2.13 The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Fourth Senior Subordinated Notes Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by Donnelley and the Guarantors.
(Signature Pages Follow)

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Senior Subordinated Notes Supplemental Indenture to be duly executed as of the date first written above.

R.H. DONNELLEY INC.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Corporate Secretary

R.H. DONNELLEY CORPORATION
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Corporate Secretary

GET DIGITAL SMART.COM, INC.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Corporate Secretary

R.H. DONNELLEY APIL, INC.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Assistant Secretary

R.H. DONNELLEY PUBLISHING & ADVERTISING, INC.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Corporate Secretary

DONTECH HOLDINGS, LLC
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Assistant Secretary

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R.H. DONNELLEY PUBLISHING & ADVERTISING OF ILLINOIS HOLDINGS, LLC
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Assistant Secretary

DONTECH II PARTNERSHIP
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Corporate Secretary

R.H. DONNELLEY PUBLISHING & ADVERTISING OF ILLINOIS PARTNERSHIP
By:	R.H. Donnelley Publishing & Advertising of
Illinois Holdings, LLC, Its Managing Partner

By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Senior Vice President and Assistant Secretary

THE BANK OF NEW YORK, as trustee
By:	/s/ Robert A. Massimillo
	Name:	Robert A. Massimillo
	Title:	Vice President

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